SouthWest Water Receives Clearance for Proposed Merger from Three of Five Required State Public Utility Regulators

LOS ANGELES, July 30, 2010– SouthWest Water Company (Nasdaq:SWWC) today announced that it has received clearance for its proposed merger from three of the five required state public utility regulators, including Alabama, Mississippi and Texas.

On March 3, 2010 the company said it agreed to be acquired by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, LLC.  Under the agreement, SouthWest Water stockholders will be entitled to receive $11 per share.

Public utility regulator approvals in Oklahoma and California are the only remaining state approvals needed.  Other closing conditions include approval by the majority of the combined voting power of the outstanding common stock and preferred stock, voting as a single class. Stockholders will vote on the merger at the company’s August 6th Annual Stockholders Meeting. The holders of the company’s 6.85% convertible subordinate debentures are being notified that the effective date of the merger could occur 20 days or more from today’s date.

Holders of record of the company’s common stock and preferred stock as of the close of business on June 14, 2010 will be entitled to vote at the annual meeting. SouthWest Water’s board of directors has unanimously determined that the merger agreement is in the best interests of SouthWest Water and its stockholders, and recommends that stockholders vote “FOR” adoption of the merger agreement. Stockholders are encouraged to read the company’s proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the merger agreement and reasons behind the board of directors’ unanimous recommendation. Stockholders with questions about the merger agreement, or who need assistance in submitting their proxy or voting their shares should contact SouthWest Water’s proxy solicitor, Morrow & Co., LLC toll-free at (800) 607-0088 or at (203) 658-9400.

About SouthWest Water

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in nine states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to, statements and expectations relating to the proposed transaction, involve risks and uncertainties. These expectations may differ due to a variety of factors. More detailed information about these factors is contained in the company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the company’s 2009 Annual Report on Form 10-K. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

Additional Information

In connection with the proposed transaction, SouthWest Water has filed a proxy statement with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, investors and security holders are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement has been sent to stockholders in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained at no cost from SouthWest Water by directing the request to SouthWest Water Company, 624 S. Grand Avenue, Suite 2900, Los Angeles, CA, 90017, Attention: Shareholder Services.

The company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the security holders of the company in connection with the proposed transaction.  Information concerning the special interests of these directors, executive officers and other members of the company’s management and employees in the proposed transaction is included in the company’s proxy statement referenced above.  Information regarding the company’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended December 31, 2009, which is filed with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov and from the company at the address provided above.

For Further Information:

CONTACT: DeLise Keim

                VP Corporate Communications

                213.929.1846

SouthWest Water Company

624 S. Grand Ave., Suite 2900

Los Angeles, CA 90017

www.swwc.com

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